                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 21, 1997

                        Transworld Home HealthCare, Inc.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)



         1-11570                                      13-3098275
(Commission File Number)                   (I.R.S. Employer Identification No.)


75 Terminal Avenue, Clark, New Jersey                    07066
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code (908) 340-1144



         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

(a) On April 21, 1997, Transworld Home HealthCare, Inc. (the "Company") completed the previously announced sale to Hyperion TW Fund L.P. of 4,116,456 shares of the Company's common stock (the "Common Stock") at a purchase price of $9.875 per share for an aggregate purchase price of $40,650,000.

(b) On such date, the Company also completed the previously announced sale to Hyperion Partners II L.P. of 898,877 shares of Common Stock at a purchase price of $11.125 per share for an aggregate purchase price of $10,000,000.

(c) Effective May 6, 1997, the Company will change its name to Transworld HealthCare, Inc. However, the Company's shares of Common Stock will continue to be quoted on the Nasdaq National Market under the symbol "TWHH".

                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Transworld Home HealthCare, Inc.
                                                         (Registrant)


Date:  May 6, 1997                          By:   /s/ Wayne A. Palladino
                                               -------------------------
                                                 Wayne A. Palladino
                                                 Senior Vice President and
                                                 Chief Financial Officer



                                       -3-